EXHIBIT 99.1

SUN NEWS

For Immediate Release

Contact: Deborah Hileman

505-468-4549

SUN HEALTHCARE GROUP INITIATES MANAGEMENT TRANSITION IN EXPECTATION OF FILING PLAN TO EMERGE FROM BANKRUPTCY

Departing CEO Mark Wimer Credited With Improved Operations and

Quality of Care Underlying the Company's Plan for Emergence

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New CEO and Chairman Richard Matros and 4 New Directors

Named in Management Transition

Albuquerque, N.M., November 7, 2001, 2001 -Sun Healthcare Group, Inc. (OTC-BB:SHGE) today announced several changes in the Company's board of directors and management, as part of the Company's plan to begin the process of emergence from bankruptcy.

As is customary in many bankruptcy proceedings, Sun's president and chief executive officer, Mark G. Wimer, submitted his resignation to provide for an orderly management transition in connection with a plan of reorganization recently negotiated with the Company's principle creditor constituencies. Members of the Company's board of directors filled several vacancies on the board with independent directors and then submitted their resignations as well.

New director candidates were proposed by representatives of creditors who will be the majority shareholders of the Company when it emerges from chapter 11. The newly constituted board appointed Richard K. Matros as the Company's chief executive officer and chairman of the board.

The Company's reorganization plan, which is expected to be filed with the U.S. Bankruptcy Court in the near future, would extinguish the Company's outstanding common stock. New common stock will be issued to certain Company creditors, effectively making those creditors the new owners of the Company.

Mark G. Wimer became chief executive officer of Sun Healthcare Group in July 2000, after serving as the company's president and chief operating officer. He first joined Sun in 1993

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Sun Healthcare Group Inc., November 7, 2001, Page Two

and had previously been senior vice president for inpatient services and, before that, president of the company's skilled nursing facility subsidiary, responsible for managing of the all of the companies skilled nursing and assisted living facilities.

Richard K. Matros has held several chief executive positions in the health care and health services industries, including serving as chief executive of the former Regency Health Services from 1994 to 1997, which was acquired by Sun Healthcare Group in 1997. He presently serves as a director of several privately held health care concerns, including CareMeridian and Geriatrix, a community based provider of services to patients with head trauma injuries and a senior health care organization specializing in senior risk plans respectively.

The company's new directors are Gregory S. Anderson, Bruce C. Vladek, Steven L. Volla, Milton J. Walters, and Richard K. Matros.

Speaking for the resigning members of the Company's board of directors, former chairman James R. Tolbert III, said: "Mark Wimer's leadership during this extraordinarily challenging transition period was absolutely critical to our ability to reach an agreement on a plan of reorganization with our creditors. Under Mark's leadership, Sun disposed of under-performing assets and significantly improved both the financial and quality of care performance of the Company's nursing home operations. Most importantly, Mark Wimer was instrumental in settling several legal actions that had been brought by state and federal authorities, thereby eliminating many of the uncertainties and liabilities that contributed to the Company's delayed emergence from Chapter 11."

Headquartered in Albuquerque, N.M., Sun Healthcare Group, Inc., is a diversified long-term care provider.

Certain statements set forth above, including, but not limited to, statements containing the words "anticipates," "believes," "expects," "expected," "intends," "will," "may" and similar words constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. Such factors may include, without limitation, the delays or the inability to complete the Company's plan of reorganization; the availability and terms of capital, and the Company's Chapter 11 bankruptcy filing; adverse actions which may be taken by creditors and the outcome of various bankruptcy proceedings; the Company's ability to attract patients given its current financial position; and the effects of healthcare reform and legislation on the Company's business strategy and operations. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

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